UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): 04/24/2018

STEPAN COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois		60093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 446-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.Submission of Matters to a Vote of Security Holders

Stepan Company (“Stepan”) held its Annual Meeting of Stockholders on April 24, 2018 (the “Annual Meeting”). At the Annual Meeting, there were 19,938,153 shares of Stepan’s common stock represented to vote either in person or by proxy, which represented a quorum. Stockholders voted on the following matters at the Annual Meeting: (i) election of three nominees to serve as directors until the annual meeting of stockholders to be held in 2021; (ii) an advisory resolution on the compensation of Stepan’s named executive officers; and (iii) ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as Stepan’s independent registered public accounting firm for fiscal year 2018.

Set forth below are the matters acted upon at the Annual Meeting and final voting results on each such matter as reported by Stepan’s inspector of elections.

Proposal 1:  Election of Directors

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Randall S. Dearth	17,267,694	410,524	10,614	2,249,321
Gregory E. Lawton	17,261,620	416,061	11,151	2,249,321
Jan Stern Reed	17,278,423	398,696	11,713	2,249,321

Proposal 2:  Advisory Resolution on the Compensation of Stepan’s Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,158,218	503,922	26,692	2,249,321

Proposal 3: Ratification of Appointment of Deloitte as Stepan’s Independent Registered Public Accounting Firm for Fiscal Year 2018

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,708,067	216,275	13,811	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: April 30, 2018
	By:	/s/ Jennifer Ansbro Hale
Jennifer Ansbro Hale
Vice President, General Counsel, Chief Compliance Officer and Secretary